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                        FORM OF AMENDMENT TO THE
                         1991 STOCK OPTION PLAN,
                       2000 STOCK OPTION PLAN AND
                         2001 STOCK OPTION PLAN

         The section titled "Restrictions on Transferability of Options" in each of the 1991 Stock Option Plan, 2000 Stock Option Plan and 2001 Stock Option Plan (which previously restricted transfers of stock options) is amended to permit transfers of stock options as follows:

Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section __. Notwithstanding the foregoing, the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as an incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, (iv) a former spouse of the initial holder pursuant to a "domestic relations order" as defined in Section 414(p) of the Internal Revenue Code, or (v) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under
Section 13 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section __. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.